                                                                   Exhibit 10.14

                                                     [FORTIS BANK LOGO]
                                              Solid partners, flexible solutions

Capital Maritime & Trading Corp.
Attn. Mr. Evangelos Marinakis/Mr. Yiannis Lazarides
3, lassonos Street
Piraeus 185 37
GREECE

Fax: +30 210 428 4286

Date      25 May 2005

Our Ref   Offer 250505

Subject   Financing post IPO

Dear Sirs,

We write further to the above and with regard to our recent discussions, and are pleased to confirm that Fortis Bank (Nederland) N.V. is prepared to arrange and underwrite a secured term loan for the financing of two newbuilding product tankers for Capital Maritime & Trading Corp., subject to the following terms and conditions.

                    TOTAL FACILITY OF MAXIMUM USD 53,900,000
        (UNITED STATES DOLLARS FIFTY THREE MILLION NINE HUNDRED THOUSAND)

Facility Purpose   :   To provide pre- and post-delivery financing for the
                       acquisition of two (2) product tankers:

                       ---------------------------------------------------------
                            Name      Dwt     Delivery   Yard
                       ---------------------------------------------------------
                       1   Aeolos   37,500   March '07   Hyundai Mipo, S. Korea
                       2   Avax     47,000   Jan '07     Hyundai Mipo, S. Korea
                       ---------------------------------------------------------

                       Each a "Vessel" and collectively the "Vessels".

Facility Type      :   Secured Term Loan (the "Facility") evidenced by a loan
                       agreement and other legal and commercial documents (the
                       "Facility Agreement").

Facility Amount    :   Maximum USD 53,900,000 (say United States Dollars Fifty
                       Three Million Nine Hundred Thousand), to be split in the
                       following Tranches:

                       Tranche 1

                       Maximum USD 25,600,000 (say United States Dollars Twenty
                       Five Million and Six Hundred Thousand), but in any event
                       not more than 80% of the acquisition price or 75% of the
                       Fair Market Value ("FMV") of Vessel number 1.

Fortis Bank (Nederland) N.V.
Commercial Register Rotterdam number 30064791

                       Tranche 2

                       Maximum USD 28,300,000 (say United States Dollars Twenty
                       Eight Million and Three Hundred Thousand), but in any
                       event not more than 80% of the acquisition price or 75%
                       of the FMV of Vessel number 2.

                       The contract price of vessel 1 shall not exceed USD
                       32,100,000 per Vessel and the contract price of Vessel 2
                       shall not exceed USD 35,433,000. The aggregate of the two
                       Tranches to be in any event not more than 80% of the
                       contract prices or 75% of the fair market values ("FMV")
                       of the Vessels, whichever is lower.

                       Pre-delivery:

                       Up to maximum of 75% of the pre-delivery yard
                       instalments, including the signing instalment, as per the
                       shipbuilding Contract.

Borrower           :   Capital Maritime & Trading Corp., established in March
                       2005, under the Laws of Marshall Islands.

Corporate Guarantee:   The 2 subsidiaries of the Borrower which hold at any time
                       the full ownership interest in the Vessels who will
                       unconditionally and irrevocably guarantee the obligations
                       of the Borrower under the Facility Agreement (each a
                       "Guarantor" and collectively the "Guarantors").

Arranger           :   Fortis Bank (Nederland) N.V. or any entity within our
                       group ("Fortis Bank" and/or the "Arranger").

Agent              :   Fortis Bank

Drawdown           :   Pre-delivery

                       In several tranches, according to the Shipbuilding
                       Contracts of the Vessels on or prior to March 2007.

                       Post-Delivery

                       Tranche 1 In one advance on or prior to 31 March 2007.

                       Tranche 2 In one advance on or prior to 31 January 2007.

Cancellation       :   The facility will not be available for further drawings
                       after March 2007. The Borrower may request an extension
                       of this date, which extension will not be unreasonably
                       withheld. Furthermore, the Facility is cancelled in case
                       no Initial Public Offering of the Company has taken place
                       before 30 September 2005.

Final Maturity     :   10 years from Delivery of each Vessel but in any event no
                       later than March 2017, or earlier in accordance with the
                       Facility Agreement.

Repayment          :   Tranche 1

                       In 40 equal consecutive quarterly instalments of USD
                       427,500, commencing 3 months from Delivery. In addition,
                       a final balloon payment of USD 8,500,000 will be payable
                       together with the 40th and final instalment.

                       Tranche 2

                       In 40 equal consecutive quarterly instalments of USD
                       482,500, commencing 3 months from Delivery. In addition,
                       a final balloon payment of USD 9,000,000 will be payable
                       together with the 40th and final instalment.

Voluntary          :   Prepayable in whole or in part without penalty on any
Prepayment             interest payment date, subject to 15 days written notice
                       to the Agent, in minimum amounts of USD 500,000 or
                       integral multiples thereof.

                       Prepayments will be applied to the repayment schedule pro
                       rata.

                       Any break funding costs associated with prepayment(s)
                       shall be for account of the Borrower.

Involuntary        :   The net proceeds from the sale or total loss of the
Prepayment             Vessels shall be applied in such a way that after the
                       prepayment effected (1) Leverage remains at the same
                       level as before the prepayment, (2) all financial
                       covenants are met.

Arrangement Fee    :   0.30% flat of the Facility Amount, payable to the
                       Arranger. 0.20% to be paid on signing of the Facility,
                       and the remaining 0.10% at the delivery of each Vessel.

Cancellation Fee   :   USD 10,000, payable to the Lender in case no IPO is
                       finalised on or before 30 September 2005.

Commitment Fee     :   0.10% per annum during the first year from July 31st 2005
                       and 0.25% per annum thereafter, payable quarterly in
                       arrears over the committed but undrawn portion of the
                       Facility.

Interest           :   Interest will be charged over the outstanding portion of
                       the Facility, at the rate of the Margin over:-

                       1, 3, 6, 9 or 12 month USD Libor, or such longer periods
                       as the Agent may agree.

                       A maximum of three 1-month interest periods in any
                       calendar year will be permitted.

                       Interest will be calculated on the basis of the actual
                       number of days elapsed in a year of 360 days, and shall
                       be payable at the earlier of the end of an interest
                       period and semi-annually.

Margin             :   o    If leverage < 65%: 0.95% per annum.

                       o    If Leverage >= 65%: 1.05%.

                       Leverage is defined as total outstanding debt under this
                       Facility divided by the FMV of the Vessels.

Hedging            :   Any interest rate hedge instrument to be effectuated by
                       the Agent after fulfillment of the conditions precedent
                       and will be secured pari passu with the other securities
                       under this Facility Agreement.

Security           :   Usual and customary for a transaction of this type,
                       including but not limited to:-

                       Pre-delivery

                       o   First priority assignment of the refund guarantees
                           for the pre-delivery instalments, issued by a bank
                           acceptable to the Agent. The wording of the refund
                           guarantees to be acceptable to the Agent.

                       o   First priority assignment of the Guarantors' rights
                           under the Shipbuilding Contracts.

                       o    Corporate Guarantee from the Guarantors.

                       Post-delivery

                       o    First priority mortgages over the Vessels in a
                            jurisdiction acceptable to the Agent.

                       o    Unconditional and irrevocable Corporate Guarantees
                            from the Guarantors for the obligations of the
                            Borrower under the Facility Agreement.

                       o    First priority assignment of the Vessels'
                            insurances, including but not limited to Hull &
                            Machinery, Protection & Indemnity, War Risks, MII
                            and MII Additional Perils Pollution.

                            Marine and War Risks shall be for a minimum of 125%
                            of the outstanding Facility Amount.

                            The cost of MII and MII Additional Perils Pollution
                            taken out by the Agent shall be for the account of
                            the Borrowers.

                       o    First priority assignment of all earnings of the
                            Vessels.

                       o    First priority assignment of any time charters or
                            voyage charters entered into by the Guarantors.

                       o    First priority pledges over the Operating accounts
                            held with the Agent.

Application of     :   All earnings of the Vessels shall be paid to the Agent
Earnings               for credit to an individual Vessel Operating Accounts of
                       the Guarantors held with the Agent.

                       Said earnings to be applied as follows:-

                       o    First, toward payment of all sums other than
                            principal or interest due under the Facility
                            Agreement which may be owing to the Banks.

                            Surplus earnings to be released to the Borrower.

Covenants          :   Usual and customary for a transaction of this type,
                       including but not limited to:-

                       o    The Vessels to be in class, free of any overdue
                            recommendations.

                       o    Commercial, technical and/or operational management
                            of the Vessels to be executed by Capital
                            Shipmanagement Corp. or any other company acceptable
                            to the Agent ("the Manager").

                       o    No change of flag, classification society,
                            intermediate or ultimate ownership and management of
                            the Vessels without the prior written consent of the
                            Agent, not to be unreasonably withheld.

                       o    The Manager and the Guarantors will from the
                            required date at all times during the security
                            period comply with the International Management Code
                            for the Safe Operation of Ships and for Pollution
                            Prevention adopted by the International Maritime
                            Organisation.

                       o    The Vessels' Operating Accounts to be held with the
                            Agent.

                       o    Restriction on asset acquisitions and disposals with
                            respect to the Guarantors.

                       o    Restriction on additional indebtedness with respect
                            to the Guarantors.

                       o    Cross default with respect to the other obligations
                            of the Borrower and the Guarantors.

                       o    The Borrower and the Guarantors shall provide the
                            Agent with audited annual accounts within 180 days
                            of the year end and semi-annual management accounts
                            within 90 days of the half-year end. Further
                            relevant financial information shall be provided on
                            demand.

                    o  Material Adverse Change.

                    o  Satisfactory technical survey of the Vessels by surveyors appointed by the Agent at the expense of the Borrower.
                       This survey to take place after the Vessels' fifth
                       anniversary.

Financial Covenants:   The following financial covenants shall apply to the
                       Borrower and its subsidiaries on a consolidated basis and
                       be measured at the end of each fiscal quarter:

                       1.   Leverage Ratio: The Borrower's Net Debt (Total Debt
                            less Cash) to Market Adjusted Assets shall at all
                            times be no more than 70%.

                       2.   Minimum Net Worth: The Borrower's Net Worth to be
                            minimum USD 200 mln.

                       3.   Minimum Liquidity: The Borrower and its subsidiaries
                            shall maintain at all times minimum cash and cash
                            equivalents equal to USD 25,000,000.

                       4.   Working Capital: The Borrower and its subsidiaries
                            shall always maintain a positive working capital.

                       5.   Interest Coverage: The ratio of EBITDA to Interest
                            Expense shall be no less than 3.00 to 1.00.

                       6.   Collateral Maintenance: The Aggregate Average Fair
                            Market Value of the Fleet shall be no less than 135%
                            of the aggregate outstanding loans under all credit
                            facilities.

                       7.   Dividends: The Borrower may pay dividends provided
                            that no event of default has occurred.

                       The following financial covenant shall apply to the
                       Guarantors and be measured at the end of each fiscal
                       quarter:

                       o    The aggregate market value of the Vessels should at
                            all times be at least 120% of the amount outstanding
                            under the Facility for the first three years of the
                            Facility period and 130% for the period thereafter.
                            The aggregate market value shall be determined as
                            the arithmetic average of the valuations of SSY and
                            Fearnleys ("Acceptable Brokers").

                            Valuations obtained at the expense of the Borrower
                            shall be limited to one per year.

Conditions         :   Usual and customary for a transaction of this type,
Precedent              including but not limited to:-

                       o    The Borrower shall have consummated the initial
                            public offering on the NYSE of its common stock,
                            pursuant to documentation in form and substance
                            satisfactory to the Arranger.

                       o    The Borrower shall have received net cash proceeds
                            of at least USD 200,000,000 from the IPO.

                       o    The Arranger shall be satisfied with the corporate
                            and capital structure of the Borrower and its
                            subsidiaries after giving effect to the IPO and the
                            Credit Facilities (the Credit Facilities and the IPO
                            collectively referred to as the "Transaction").

                       o    All necessary governmental approvals (domestic and
                            foreign) and third party approvals and/or consents
                            in connection with the Transaction, the transactions
                            contemplated by the Credit Facilities and otherwise
                            referred to herein shall have been obtained and
                            remain in effect, and all applicable waiting periods
                            shall have expired without any action being taken by
                            any competent authority which, in the judgement of
                            the Arranger, restrains, prevents, or imposes
                            materially adverse conditions upon, the consummation
                            of the Transaction or the transactions contemplated
                            by the Credit Facilities or otherwise referred to
                            herein. Additionally, there shall not exist any
                            judgement, order, injunction or other restraint
                            prohibiting or imposing materially adverse
                            conditions upon the Transaction or the transactions
                            contemplated by the Credit Facilities.

                       o    Satisfactory valuations of the Vessels by Acceptable
                            Brokers appointed by the Agent at the expense of the
                            Borrower.

                       o    A favourable opinion from the Agent's insurance
                            consultants at the expense of the Borrower
                            confirming that

                           the required insurances have been placed and are
                           acceptable to the Agent, and that the underwriters
                           are acceptable to the Agent.

                       o   Letters of undertaking from the insurance brokers,
                           inclusive confirmation notices of assignment, notices
                           of cancellation and loss payable clause acceptable to
                           the Agent.

Events of Default  :   Usual and customary for a transaction of this type,
                       including but not limited to:-

                       o   Failure to pay any amounts due when required under
                           the Facility Agreement.

                       o   Failure to comply with the Financial Covenants.

                       o   Cross default with respect to the other obligations
                           of the Borrower and Guarantors.

General Conditions :   In addition to the terms and conditions set out in this
                       letter, the General Terms and Conditions of Fortis Bank
                       (Nederland) N.V. will apply.

Documentation      :   Usual and customary for a transaction for this type.

Increased Costs    :   The documentation will include a provision requiring the
                       Borrower to reimburse the Banks for any increased costs,
                       which are incurred as a result of regulatory changes.

Representations /  :   Usual and customary for a transaction for this type.
Warranties

Taxation           :   Any payments under the Facility Agreement are to be made
                       free and clear of all present and future taxes, levies,
                       duties or deductions of any nature whatsoever, levied
                       either now or at any future time.

Expenses           :   All costs incurred in connection with the establishment
                       and maintenance of the Facility, the Facility Agreement
                       and security documents, including legal fees and out of
                       pocket expenses, will be for the account of the Borrower

Governing Law      :   The laws of England and the non-exclusive jurisdiction of
                       the English courts.

This offer letter will remain valid until the close of business, Rotterdam time on 31 July 2005. Please note that this offer letter, supersedes the ones sent to you before.

If you agree with contents of this offer letter, we kindly request you return to us the copy, dated and duly signed "for approval".

Yours Sincerely,

For and on behalf of
Fortis Bank (Nederland) N.V.

/s/ A.C.A.J. Biesbroeck       /s/ J.D. Kalverkamp       /s/ Ioannis Lazaridis
--------------------------    ----------------------    ------------------------
A.C.A.J. Biesbroeck           J.D. Kalverkamp           IOANNIS LAZARIDIS

                                                        For approval
                                                        21/5/05